UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): July 8, 2021

LENNOX INTERNATIONAL INC.

(Exact name of registrant as specified in its charter)

Delaware	001-15149	42-0991521
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2140 Lake Park Blvd.

Richardson, Texas 75080

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (972) 497-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.01 per share	LII	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On July 8, 2021, Todd M. Bluedorn, Chairman of the Board and Chief Executive Officer of Lennox International Inc. (the “Company”) advised the Company’s Board of Directors that he intended to resign as Chief Executive Officer and as a member of the Board of Directors in mid-2022.

The Board of Directors has commenced a search for the Company’s next chief executive officer.

On July 12, 2021, the Company entered into a Retention Agreement with Douglas L. Young. Mr. Young is an Executive Vice President of the Company and the President and Chief Operating Officer of the Company’s Residential Heating & Cooling segment. Under the terms of the Retention Agreement, Mr. Young will receive $2,500,000 (less applicable taxes and withholding) provided he remains continuously employed by the Company through June 30, 2023.

The foregoing summary of the Retention Agreement is qualified in its entirety by the full text of the Retention Agreement, a copy of which is filed herewith as Exhibit 10.1 to this report.

Item 7.01	Regulation FD Disclosure

A copy of the press release issued by the Company on July 14, 2021 announcing Mr. Bluedorn’s resignation and certain other matters is furnished as Exhibit 99.1 to this report.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

10.1*	Retention Agreement, dated July 12, 2021, between Lennox International Inc. and Douglas L. Young

99.1	Press release, dated July 14, 2021 (furnished herewith)

104	Inline XBRL for cover page of this Current Report on Form 8-K

*	Management contract or compensatory plan or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LENNOX INTERNATIONAL INC.
Date: July 14, 2021

	By:	/s/ John D. Torres
	Name:	John D. Torres
	Title:	Executive Vice President, Chief Legal Officer and Secretary